INDEPENDENT AUDITOR'S CONSENT


I consent to the incorporation by reference in this Form S-8 Registration Statement of Commerce Group Corp., of my report dated May 10, 1999, relating to the financial statements of Commerce Group Corp. for the years ended March 31, 1999 and 1998.


Bruce Michael Redlin
Certified Public Accountant


Milwaukee, Wisconsin
January 21, 2000